EXHIBIT 99.1

Cosmos Health Receives Additional Delinquency Letter from Nasdaq Regarding Late Filings of Its Forms 10-K and 10-Q

CHICAGO, IL / ACCESSWIRE / May 24, 2024 / Cosmos Health Inc. ("Cosmos Health" or the “Company'') (NASDAQ:COSM), a diversified, vertically integrated global healthcare group engaged in innovative R&D, owner of proprietary pharmaceutical and nutraceutical brands, manufacturer and distributor of healthcare products, and operator of a telehealth platform, announced today that on May 21, 2024, it received an additional delinquency letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it continues to be out of compliance with Nasdaq’s continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1) due to the Company’s failure to timely file its Form 10-Q for the period ended March 31, 2024, as well as remaining delinquent in filing its Annual Report on Form 10-K for the period ended December 31, 2023 (the “Initial Delinquent Filing”).

In the initial delinquency letter dated April 17, 2024, Nasdaq provided the Company with 60 days, or until June 17, 2024, to submit a definitive plan (the “Plan”) addressing how it intends to regain compliance with Nasdaq’s Listing Rules. If accepted, Nasdaq can grant an extension of up to 180 calendar days from the due date of the Initial Delinquent Filing, or until October 14, 2024, to regain compliance. If Nasdaq does not accept the Company’s Plan, the Company will have the opportunity to appeal that decision to a Hearings Panel.

The additional delinquency letter has no immediate effect on the listing of the Company's shares on Nasdaq.

Greg Siokas, Chief Executive Officer of Cosmos Health, stated: “We will submit a definitive plan to Nasdaq on a timely basis and proceed to regain compliance.”

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe® and C-Sept®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency, it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com,  www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could", are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company's ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic and the war in Ukraine, on the Company's business, operations and the economy in general, and the Company's ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's filings with the SEC, which are available at the SEC's website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

+44 207 0971 653

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